UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2021

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway, Suite 450, Houston, Texas, 77094

(Address of principal executive offices)

(281) 404-4387

(Registrant’s telephone number, including area code)

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Quarterly Report on Form 10-Q of Camber Energy, Inc. (“Camber” or the “Company”) filed on December 18, 2020, on December 11, 2020, Camber executed and delivered to an institutional investor (the “Investor”) a promissory note in the principal amount of $6,000,000 (the “First Investor Note”), accruing interest at the rate of 10% per annum and maturing December 11, 2022 (the “Maturity Date”); as disclosed in the Current Report on Form 8-K of Camber filed on December 23, 2020, on December 23, 2020, Camber executed and delivered to the Investor a promissory note in the principal amount of $12,000,000 (the “Second Investor Note”), accruing interest at the rate of 10% per annum and maturing on the Maturity Date; and as disclosed in the Current Report on Form 8-K of Camber filed on April 27, 2021, on April 23, 2021, Camber executed and delivered to the Investor a promissory note in the principal amount of $2,500,000 (the “Third Investor Note”, and together with the First Investor Note and the Second Investor Note, the “Notes”), accruing interest at the rate of 10% per annum and maturing on the Maturity Date, and containing a provision entitling the Investor to convert amounts owing under the Third Investor Note into shares of common stock of Camber at a fixed price of $1.00 per share, subject to beneficial ownership limitations. As previously disclosed in the Current Report on Form 8-K of Camber filed on July 12, 2021, the Notes were amended on July 9, 2021.

Effective December 24 2021, Camber and the Investor executed amendments to each of the Notes (collectively, the “Amendments”), pursuant to which:

(i)	the Maturity Date of each of the Notes was extended from January 1, 2024 to January 1, 2027;

(ii)	the conversion price was increased from $1.25 to $1.50 per share of common stock; and

(iii)	the interest rate was decreased from 10% per annum to the WSJ Prime Rate.

The effectiveness of the Amendments is conditional upon the Company obtaining on or before December 31, 2021 approval of the increase in its authorized common stock as outlined in the proxy statement filed by the Company with the Securities and Exchange Commission on November 29, 2021.

The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to the forms of the amendments, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference in their entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Secured Promissory Note by and between Camber Energy, Inc. and the Investor Named Therein, dated December 24, 2021
10.2	Amendment to Secured Promissory Note by and between Camber Energy, Inc. and the Investor Named Therein, dated December 24, 2021
10.3	Amendment to Secured Promissory Note by and between Camber Energy, Inc. and the Investor Named Therein, dated December 24, 2021
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: December 27, 2021	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

3